UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 26, 2013

BROOKLINE BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-23695

(Commission File Number)

04-3402944

(IRS Employer Identification No.)

131 Clarendon Street

Boston, Massachusetts

(Address of principal executive office)

02117

(Zip Code)

(617) 425-4600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

On June 26, 2013, the Board of Directors of Brookline Bancorp, Inc. (the “Company”), upon the recommendation of the Company’s Compensation Committee, approved the Company’s entering into new Change in Control Agreements (the “Change in Control Agreements”) with each of James M. Cosman, Chief Operations Officer, Julie A. Gerschick, Chief Financial Officer, M. Robert Rose, Chief Credit Officer, and Mark J. Meiklejohn, President and Chief Executive Officer, Bank Rhode Island (each, an “Executive”). The Change in Control Agreements replace change in control agreements that were previously in place with the Executives.

Under the Change in Control Agreement, if, within twelve months following a “Change in Control” of the Company (as defined in the Change in Control Agreement), the Executive’s employment with the Company is terminated by the Company other than for cause, or by the Executive for good reason (each as defined in the Change in Control Agreement), the Executive would be entitled to (1) a payment equal to two times the sum of the Executive’s annual base salary in effect immediately prior to the “Change in Control” and the Executive’s target bonus for the fiscal year in which the “Change in Control” occurred, and, (2) continuation of certain benefits provided by the Company for 24 months following the date of termination.

The foregoing description of the Change in Control Agreement is a summary and is qualified in its entirety by reference to the Change in Control Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BROOKLINE BANCORP, INC.

Date: July 2, 2013	By:	/s/ Michael W. McCurdy
General Counsel and Secretary

EXHIBIT INDEX

The following exhibits are furnished as part of this report:

Exhibit No.	Description

10.1	Form of Change in Control Agreement dated June 26, 2013